EXHIBIT C

                            SUB-ADVISORY AGREEMENT

                                 THE GCG TRUST


                                                           _____________, 1997

Putnam Investment Management, Inc.
One Post Office Square
Boston, MA  02109

Dear Sirs:

      Directed Services, Inc. (the "Manager") and The GCG Trust (the "Fund") confirm their agreement with Putnam Investment Management, Inc. (the "Sub-Adviser') with respect to the Managed Global Series and the Emerging Markets Series (each a "Portfolio" of the Fund) as follows:

     1.   INVESTMENT DESCRIPTION; APPOINTMENT

     The Fund employs the Manager as the manager of the Portfolios pursuant to a management agreement, dated _____________, 1997 (the "Management Agreement"), and the Fund and the Manager desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolios. The investment objective(s), policies and limitations governing each Portfolio are specified in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") of the Fund filed with the Securities and Exchange Commission ("SEC') as part of the Fund's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Fund (the "Board"). Copies of the Prospectus and the Statement have been or will be submitted to the Sub-Adviser. The Manager agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the Statement to the Sub-Adviser on an on-going basis. Until the Manager delivers any such amendment or supplement to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the Prospectus and Statement of Additional Information as previously furnished to the Sub-Adviser. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation, as set forth below.

     2.   SERVICES AS SUB-ADVISER

      (a) Subject to the supervision, direction and approval of the Board and the Manager, the Sub-Adviser shall conduct a continual program of investment, evaluation and, if appropriate in the view of the Sub-Adviser, sale and reinvestment of each Portfolio's assets. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with the Manager, to: (i) manage each Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies as stated in the Prospectus and the Statement; (ii) make investment decisions for each Portfolio; (iii) place purchase and sale orders for portfolio transactions on behalf of each Portfolio; and (iv) employ professional portfolio managers and securities analysts who provide research services to each Portfolio. The Sub-Adviser shall not be responsible for the administrative affairs of the Fund, including, but not limited to, accounting for and pricing of the Portfolios.

      The Sub-Adviser shall furnish the custodian and portfolio accounting agent with daily information as reasonably necessary to enable the custodian and portfolio accounting agent to perform administrative and record keeping responsibilities. In addition, the Sub-Adviser shall furnish the Manager with quarterly and annual reports concerning transactions and performance of each Portfolio in such form as may be mutually agreed upon, and the Sub-Adviser agrees to review each Portfolio and discuss the management of it from time to time with the Manager and the Board.

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     (b)  Unless the Manager gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of a Portfolio may be invested.

      (c) The Sub-Adviser shall maintain and preserve such records related to each Portfolio's transactions as are required of a Sub-Adviser under the Investment Advisers Act of 1940, as amended. The Sub-Adviser shall timely furnish to the Manager all information relating to the Sub-Adviser's services hereunder reasonably requested by the Manager to keep and preserve the books and records of each Portfolio. The Sub-Adviser will promptly supply to the Manager copies of any of such records upon request.

      (d) The Sub-Adviser shall (1) use its best efforts to manage each Portfolio so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (2) use its best efforts to manage each Portfolio so as to ensure compliance with the diversification requirements of Section 817 (h) of the Internal Revenue Code and regulations thereunder, (3) comply with applicable federal and state laws, rules and regulations applicable to it as Sub-Adviser of the Portfolio, and (4) comply with any procedure adopted by the Board, notice of which is delivered in writing to the Manager. The Manager acknowledges and agrees that the Sub-Adviser's compliance with its obligations under Sections 2(d) (1) and (2) will be based on information supplied by the Manager as to each Portfolio, including but not limited to, portfolio security lot allocation. Manager agrees to supply all such information on a timely basis.

      (e) The Sub-Adviser shall, upon request of the Manager, provide reasonable assistance in enabling the Manager, the custodian or portfolio accounting agent to determine the value of any portfolio securities or other assets of a Portfolio.

     3.   BROKERAGE

      In selecting brokers or dealers to execute transactions on behalf of a Portfolio, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to a Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Sub-Adviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to a Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

     4.   COMPENSATION

     In consideration of the services rendered pursuant to this Agreement, the Manager will pay the Sub-Adviser an annual fee calculated at the rates set forth in Exhibit A hereto of each Portfolio's average daily net assets; the fee is calculated daily and paid monthly. The fee for the period from the Effective Date (defined below) of the Agreement for a Portfolio to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement with respect to a Portfolio before the end of a month, the fee for such part of that month for that Portfolio shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination  of  this
Agreement . For the purpose of determining fees payable to the Sub-Adviser, the value of a Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

     5.   EXPENSES

      The Sub-Adviser shall bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expense to be borne by the Portfolios) in connection with the performance of its services under this Agreement. Each Portfolio or the Manager will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees, fees for necessary professional and brokerage services, costs relating to local administration of securities, fees for any pricing service, the costs of regulatory compliance; and pro rata costs associated with maintaining the Fund's legal existence and shareholder relations. The Sub-Adviser shall only bear the expenses it has expressly agreed to assume under this Agreement.

     6.   COMPLIANCE

     The Sub-Adviser shall promptly notify the Manager and the Fund if (1) the SEC has censured the Sub-Adviser; (2) it has reason to believe a Portfolio may fail to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; (3) it has reason to believe a Portfolio may cease to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code; or (4) there is an untrue fact relating to the Sub-Adviser in material in the Prospectus or Statement previously supplied for use by the Sub-Adviser.

      The Manager shall promptly notify the Sub-Adviser if (1) the SEC has censured the Manager; (2) it has reason to believe a Portfolio may fail to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; and (3) it has reason to believe a Portfolio may cease to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code.

     7.   STANDARD OF CARE AND INDEMNIFICATION

      (a) The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services listed in paragraphs 2 and 3 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Portfolio or the Manager in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager, the Fund or to the shareholders of a Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement ("Disabling Conduct").

      (b) Except for Disabling Conduct, the Manager shall indemnify and hold the Sub-Adviser (and its officers, directors, employees, controlling persons, shareholders and affiliates ("Indemnified Persons")) harmless from any liability arising from the Sub-Adviser's conduct under this Agreement. The Sub-Adviser shall indemnify and hold the Manager (and the Manager's
Indemnified Persons) harmless from any liability resulting from the Sub-Adviser's Disabling Conduct or breach of the terms of this Agreement. The Manager shall not be liable under this paragraph (b) with respect to any claim made against the Sub-Adviser (and the Sub-Adviser's Indemnified Persons) unless it received notice within a reasonable period of time after the Sub-Adviser first received notice of the claim. The Sub-Adviser shall not be liable under this paragraph (b) with respect to any claim made against the Manager (and the Manager's Indemnified Persons) unless it received notice within a reasonable period of time after the Manager first received notice of the claim.

     8.   TERM OF AGREEMENT

      This Agreement shall become effective for each Portfolio on the date set forth above (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act. This Agreement is terminable, with respect to a Portfolio without penalty, on 60 days' written notice, by the Manager, the Board or by vote of holders of a majority (as defined in the 1940 Act and the rules hereunder) of the outstanding voting securities of such Portfolio, or upon 60 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

     9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS

      The Manager understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entitled, or accounts, and the Manager has no objection to the Sub-Adviser's so acting, provided that whenever a Portfolio and one or more other investment companies or accounts managed or advised by the Sub-
Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Manager recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Portfolio. In addition, the Manager understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     10.  REPRESENTATION

      Each of the parties hereto represents that the Agreement has been duly authorized, executed and delivered by all required corporate action.

     11.  USE OF NAME

     (a) The Manager may use (and shall cause any of its affiliates including the Fund to use) the name "Putnam Investment Management, Inc.", "Putnam Investment Management", "Putnam Management" or "Putnam" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such times as this Agreement shall no longer be in effect, the Manager shall cease (and shall cause its affiliate to cease using) to use such a name or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser and shall promptly change its name accordingly.

     (b) The Manager will not, and will cause its affiliates to not, refer to the Sub-Adviser or any affiliate in any prospectus, proxy statement or sales literature except with the written permission of the Sub-Adviser.

     (c) It will permit the Portfolio to be used as a funding vehicle only for Policies issued by Golden American Life or any of its affiliates, except with the permission of the Sub-Adviser.

      (d) It will not (and will cause its affiliates to not) engage in marketing programs (written or otherwise) directed toward Putnam Capital Manager annuity contract ("PCM") which solicit transfers from PCM to the Manager's products or those of its affiliates. The Manager will not (and will cause its affiliates to not) create or use marketing materials which provide direct comparisons between PCM and the Manager's products or those of any of its affiliates. The Manager will not (and will cause its affiliates to not) reimburse voluntarily, or enter into any contract or policy after the date hereof providing for the reimbursement of, any deferred sales charges to encourage the transfer of assets from PCM to the Manager's products or those of any affiliate.

     12.  DECLARATION OF TRUST

     A copy of the Amended and Restated Agreement and Declaration of Trust for the Fund is on file with the Secretary of the Commonwealth of Massachusetts. The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Fund by the Trustees of the Fund in their capacity as Trustees of the Fund and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer, or shareholder of the Fund individually.

      If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                                   Very truly yours,

                                   DIRECTED SERVICES, INC.


                                   By:_________________________________


                                   THE GCG TRUST


                                   By:_________________________________

Accepted:

PUTNAM INVESTMENT MANAGEMENT, INC.


By:___________________________________

                                   EXHIBIT A

                               SUB-ADVISORY FEES
                               -----------------


PORTFOLIO                                         ANNUAL RATE
---------                                         -----------

Managed Global Series         1st  $300m             0.70%
                              over$300m              0.60%

Emerging Market Series        1st  $150m             1.00%
                              next  $150m            0.95%
                              over  $300m            0.85%

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